                                                                    Exhibit 99.1

                              SAFLINK Corporation
                     Condensed Consolidated Balance Sheets
                                March 31, 2001

                                                                                Series E
                                                           Historical           Placement                 Proforma
                                                        -----------------  -------------------         ---------------
                        ASSETS                                                (In thousands)
Current assets:
  Cash and cash equivalents                                     $    126           $    5,856                $  5,982
  Accounts receivable - net                                          109                                          109
  Inventory                                                           51                                           51
  Investments                                                        122                                          122
  Prepaid expenses and other current assets                          126                  (95)                     31
                                                                --------           ----------                --------
    Total current assets                                             534                5,761                   6,295
Furniture and equipment - net                                        824                                          824
Intangible assets - net                                            4,891                                        4,891
Other assets                                                         134                    -                     134
                                                                --------           ----------                --------
                                                                $  6,383           $    5,761                $ 12,144
                                                                ========           ==========                ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liablities:
  Accounts payable and accrued liabilities                      $  3,113           $        -                $  3,113
  Bridge notes payable                                             2,864               (1,864)                  1,000
  Deferred revenue                                                   216                    -                     216
                                                                --------           ----------                --------
    Total current liabilities                                      6,193               (1,864)                  4,329
Long-term debt, net of discounts                                   1,504                    -                   1,504
                                                                --------           ----------                --------
    Total liabilities                                              7,697               (1,864)                  5,833
Stockholders' equity
  Series E preferred stock, $.01 per value                                                400     (2)             400
  Common stock, $.01 par value                                       313                                          313
  Deferred stock-based compensation                                  (71)                                         (71)
  Additional paid-in capital                                      60,090                7,225     (2)          67,315
  Accumulated deficit                                            (61,646)                   -                 (61,646)
                                                                --------           ----------                --------
                                                                  (1,314)               7,625     (1)           6,311
                                                                --------           ----------    ----        --------
                                                                $  6,383           $    5,761                $ 12,144
                                                                ========           ==========                ========
Notes:
1.  Private Placement (40,000 shares at $200 per share)                            $8,000,000
         Less placement costs:
            Investment banking fees                                                  (200,000)
           Legal fees                                                                (150,000)
           Filing fees and miscellaneous                                              (25,000)
                                                                                   ----------
                                                                                   $7,625,000
                                                                                   ==========


2. Assumes registration rights have been fulfilled and redemption feature expired.

